September 21, 2011

Office of the Chief Accountant

Securities and Exchange Commission
460 Fifth Street N. W.

Washington, DC 20549

Re: Tengasco, Inc.

Commission File Number 1-15555

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Tengasco, Inc. in Item 4.01 of its Form 8-K dated September 21, 2011, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,
s/ Rodefer Moss & Co, PLLC Knoxville, TN